090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190078625-90
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/22/2019 1:15 AM
	Entity Number E0827102007-2

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MedCareers Group, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR PROFIT NEVADA CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The Articles of Incorporation of MedCareers Group, Inc. are amended as follows. See attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR PROFIT NEVADA CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The Articles of Incorporation of MedCareers Group Inc. are amended as follows:

1. Article 1 of the Articles of Incorporation has been replaced and shall hence forth with read as follows: The name of the Corporation is The 4 Less Group Inc. (the "Corporation").

2. Article IV shall be modified as follows:

Article IV

The number of shares of common stock authorized by the Corporation shall be 20,000,000,000 common shares, par value $0.000001 per share.

<u>Common Stock Reverse Stock Split</u>

On the effective date of this Certificate of Amendment, the Corporation shall effect a reverse stock split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be a reverse split on a 6000:1 basis, and all pre-split certificates held by stockholders shall be adjusted on the Corporation's books to reflect the 6000:1 reverse stock split, such that each 6000 shares of Common Stock, $0.000001par value, held by them prior to the reverse stock split shall be recorded as one share of the Corporation's post-split Common Stock, $0.000001 par value. No fractional shares will be issued in connection with the reverse stock split and any fractional interest will be rounded up to the nearest whole share. The reverse stock split will not result in any modification of the rights of stockholders and will have no effect on the stockholders' equity in the Corporation except for a transfer from stated capital to additional paid-in capital. The par value and authorized share capital of the Common Stock shall remain unchanged by the reverse stock split and no other series of stock shall be affected. Except as specifically provided herein, the Corporation's Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 60.3%.